FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206705-10

SUPPLEMENT

(To Prospectus Dated September 11, 2017)

$791,609,000 (Approximate)

COMM 2017-COR2 Mortgage Trust

(Central Index Key Number 0001714154)

Issuing Entity

Deutsche Mortgage & Asset Receiving Corporation

(Central Index Key Number 0001013454)

Depositor

German American Capital Corporation

(Central Index Key Number 0001541294)

Jefferies LoanCore LLC

(Central Index Key Number 0001555524)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

Sponsors and Mortgage Loan Sellers

COMM 2017-COR2 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-COR2

This is a supplement to the preliminary prospectus dated September 11, 2017 (the “Preliminary Prospectus”), which was filed with the Securities and Exchange Commission on September  11, 2017.

The sole purpose of this supplement is to set forth, as required by Rule 456(c)(1)(ii) under the Securities Act of 1933, the following “Calculation of Registration Fee” table relating to the COMM 2017-COR2 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-COR2.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Commercial Mortgage Pass-Through Certificates	$791,609,000	100%	$791,609,000	$91,747.49

(1)        Estimated solely for the purpose of calculating the registration fee.

(2)        Calculated according to Rule 457(s) of the Securities Act of 1933. The depositor paid the registration fee prior to the filing of the Preliminary Prospectus.

Deutsche Bank Securities	Citigroup	Jefferies
Co-Lead Managers and Joint Bookrunners
Academy Securities
Co-Manager

The date of this Supplement is September 22, 2017